Exhibit 99.1

Building a Portfolio of Premium Cannabis and CBD Assets Wonderleaf Acquisition Update December 14, 2021

This presentation and other written or oral statements made from time to time by representatives of Bespoke Extracts, Inc. co nta in “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward - looking statements reflect the current view about future events. Statements that are no t historical in nature, such as our annual revenue forecast, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” "future" or the negative of these terms and othe r w ords of similar meaning, are forward - looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales and financial performance, business, business strategy, expansion, growth, produc ts and services we may offer in the future and the timing of their development, sales and marketing strategy and capital requirements. Forward - looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstanc es that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caut ion you therefore against relying on any of these forward - looking statements. These risks and uncertainties include, but are not lim ited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10 - K for the fiscal year ended August 31, 2021 (the “2021 Annual Report”). Any forward - looking statements are qualified in their entirety by reference to the factors disc ussed in the 2021 Annual Report. Should one or more of these risks or uncertainties materialize, or should the underlying assumptio ns prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or p lan ned. Important factors that could cause actual results to differ materially from those in the forward looking statements include: a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our services; the ability to protect our intellectual property rights; impact of any litigatio n o r infringement actions brought against us; competition from other providers and services; risks in product development, inabili ty to raise capital to fund continuing operations; change in government regulation, the ability to complete customer transactions a nd capital raising transactions. Safe Harbor Statement

Corporate Platform - Plan

Effective November 15, **new management took over Bespoke Extracts, Inc**.

Post Closing, Bespoke has no convertible debt.

On December 2, 2021, Bespoke announced the acquisition of Wonderleaf, LLC

Shares Outstanding: 318,839,621
As of December 14, 2021

Plan is to **utilize existing corporate infrastructure** and build a portfolio of licensed cannabis assets

Executed First Acquisition

Robust Colorado Acquisition Pipeline

Existing CBD business will **be expanded through partnerships** with successful industry participants

Acquisition of licensed Colorado Extraction Facility –Immediate revenue growth through premium live rosin products

Expansion into Pre-Rolled Joints

Expansion into solventless extraction



Bespoke.

Wonderleaf Acquisition • Effective December 2, 2021, Bespoke Extracts entered into an Asset Purchase Agreement with Wonderleaf, Inc. • Assets being acquired: • Colorado Marijuana Infused Products License • Purchase all the physical assets of Wonderleaf, LLC. • CO2 Production Facility and Equipment • 5 Year Lease of Turnkey Licensed Facility • Option to purchase Real Estate • Closing of acquisition is subject to regulatory approvals and customary closing conditions.

WONDERLEAF

STRAIN SPECIFIC, LAB CRAFTED, SMALL BATCHED



Wonderleaf Historical peak revenue of $1.2 million/year

Purchase Price

$225,000 in Common Shares
Based on 30 day VWAP
subject to a floor of $0.02 per share and a ceiling of $0.04 per share

Immediate expansion into Pre-Rolled Joints

Immediate expansion into Solventless Extraction

- Wonderleaf produced more than $1.2 million per year in revenue in 2017-2019
- Vape Pen Crisis and COVID led to “shut down” down of business.
- We anticipate return to base revenues from the CO2 business and soft launch of pre-rolled joints
- We anticipate significant revenue from new Rosin products
- Projected 2022 EBITDA Positive
  - Low fixed costs
  - Ability to control overhead

Bespoke.

Colorado Expansion Opportunities • CO2 Cartridges • Rosin Products • Edibles • Pre - Rolls • Physical capacity to produce more than $10m in revenue • Colorado Market is ripe for consolidation • Given size, Bespoke can make meaningful acquisitions of top tier products, producers and retailers • Move into other mature markets opportunistically Organic Growth Acquisition Opportunities Expansion Opportunities

Horizon Bring to market internal brands of extraction and pre rolled joints to maximize new revenue opportunities Acquire cannabis assets with a concentration on previous performance and cash flows. Build independent board of directors Uplist from Pink to OTCQX 05 04 03 02 01 Raise Additional Capital Begin Generating Consulting Revenue

Our Team Hunter Garth President Hunter was most recently the vice president of corporate development for General Cannabis Corporation from January 2019 to July 2020 , a position in which he was responsible for developing and sourcing M&A activity in the cannabis industry . Prior to that, he was the managing director of Iron Protection Group, a security company that he founded in 2013 and sold in March 2015 to General Cannabis Corporation . Mr . Garth served in the U . S . Marine Corps from October 2008 to October 2012 in multiple roles, including infantry squad leader and instructor with the USMC Special Operations Training Group . Mr . Garth attended the University of West Florida . Michael Feinsod Chief Executive Officer Michael is the managing member of Infinity Capital, LLC, an investment management company he founded in 1999 . Previously, Michael was Executive chairman of the board of General Cannabis (Aug 2014 - Jul 2020 ) . He was also a director of The Kingstone Companies, Inc . ( 2008 - Jun 2015 ), a director of Ameritrans (Dec 2005 - Jul 2013 ), and a director of Asta Funding, Inc .. Previously, Mr . Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc . He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP . Mr . Feinsod holds a J . D . from Fordham University School of Law and a B . A . from George Washington University .

For questions please contact Hunter Garth or Michael Feinsod: hunter@bespokeextracts.com michael@bespokeextracts.com